EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Edward B. Meyercord, III, Chief Executive Officer and President of Talk America Holdings, Inc., have reviewed Talk America Holdings, Inc.'s Quarterly Report on Form 10-Q for the quarterly  period ended June 30, 2004 and, based on the inquiries I have made or caused  to  be  made  in  the  fulfillment  of  my responsibilities as the Chief Executive Officer of  Talk  America  Holdings,  Inc.,  I  hereby certify that:

(i) the Talk America Holdings, Inc. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 fully complies with the requirements  of  Section  13(a)  of the Securities Exchange Act of 1934, as amended; and (ii)  the  information  contained  in  such  Report fairly presents, in all material respects, the financial condition and results of operation of Talk America  Holdings, Inc.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of Talk America Holdings, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes.  A signed original of this written statement required by Section 906 has been provided to Talk America Holdings, Inc.

/s/  Edward B. Meyercord, III

Edward B. Meyercord, III

Chief Executive Officer and President

April 25, 2005